Exhibit 23.2

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• The Ernst & Young Building	• Tel 61 8 9429 2222
11 Mounts Bay Road Perth WA 6000 Australia	Fax 61 8 9429 2436

GPO Box M939 Perth WA 6843

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Genesee & Wyoming Inc. of our report dated March 8, 2006, relating to the financial statements of Australian Railroad Group Pty Ltd included in the Annual Report of Genesee & Wyoming Inc. (Form 10-K) for the year ended December 31, 2005.

/s/ Ernst & Young

Ernst & Young

Perth, Western Australia

November 1, 2006